                               PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           United Parcel Service, Inc.

                                    UPS Notes




Pricing Supplement No. 68                                   Trade Date: 05/19/03
(To Prospectus dated March 22, 2000 and Prospectus          Issue Date: 05/22/03
Supplement dated December 20, 2001)

The date of this Pricing Supplement is May 20, 2003

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
         CUSIP
           or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------
       91131UFS8              $4,276,000.00              4.00%                  05/15/14                 100%


    Interest Payment
       Frequency                                       Subject to               Dates and terms of redemption
      (begin date)          Survivor's Option          Redemption              (including the redemption price)
    ----------------        -----------------          ----------              --------------------------------
        11/15/03                   Yes                    Yes                           100% 05/15/04
     semi-annually                                                                 semi-annually thereafter




                              Discounts and
    Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
    ---------------            -----------            -----------                ------              -----------
     $4,224,688.00             $51,312.00                $1.25             ABN AMRO Financial
                                                                              Services, Inc.
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